Exhibit 99.1
United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended July 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(108,810)
Unrealized Gain (Loss) on Market Value of Futures	6,638,210
Dividend Income	8,216
Interest Income	246
Total Income (Loss)	$6,537,862

Expenses
Investment Advisory Fee	$79,196
Tax Reporting Fees	6,375
Audit fees	3,255
NYMEX License Fee	3,168
Brokerage Commissions	1,098
Non-interested Directors' Fees and Expenses	843
SEC & FINRA Registration Expense	620
Total Expenses	$94,555
Net Gain (Loss)	$6,443,307

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 7/1/10	$154,546,527
Net Gain (Loss)	6,443,307

Net Asset Value End of Period	$160,989,834
Net Asset Value Per Unit (4,200,000 Units)	$38.33

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502